January 2018 Deutsche Bank Global Auto Industry Conference Exhibit 99.1

Important information Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient Aerospace to successfully implement its strategic initiatives or realize the expected benefits of the joint venture, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 22, 2017 (“FY17 Form 10-K”) and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent is included in the appendix. Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. Adient has revised previously reported results to adjust equity income from a non-consolidated joint venture related to engineering costs that were inappropriately capitalized. Adient has also revised previously reported net sales and cost of sales to present certain components of a contract on a net basis. Please see Note 1 (Basis of Presentation and Summary of Significant Accounting Policies) – Revisions to the Notes to Consolidated Finance Statements in Adient’s FY17 Form 10-K for a discussion of revisions to previously reported amounts.

Today’s presenters and meeting agenda Bruce McDonald Chairman & CEO, Adient Advancing our strategy Jeffrey Stafeil EVP & CFO, Adient Seat Structures & Mechanisms update Financial update

Advancing Adient’s strategy Headwinds impacting Seat Structures & Mechanisms (SS&M) have intensified Formation of Adient Aerospace Current business developments

SS&M headwinds Despite many successes in FY17 (SG&A progression, strength of China operations, reigniting ADNT’s growth engine) near-term results are being significantly impacted by SS&M Previously identified headwinds impacting SS&M have intensified since Adient’s fourth quarter earnings call, specifically: Commodity prices and availability Launch inefficiencies Management is acting with a sense of urgency to mitigate the headwinds; actions taken to-date include changes in personnel and oversight for the SS&M business SS&M now reporting to Adient’s CFO Additional profit enhancement plans being developed and executed Adient is taking appropriate actions to stabilize the SS&M business

2018 best characterized as a “transition” year First quarter fiscal 2018 results are expected to be significantly impacted by SS&M: SS&M primary contributor to Q1 operating results being down by an estimated $120M year-on-year Review underway to determine impact to FY18 outlook and mid-term plan (FY18 outlook to be provided with Q1 earnings on January 29) Despite growth from our China operations and management’s efforts to mitigate the near-term challenges, overall margins are likely to take a modest step backwards in FY18 The team is laser-focused on executing our strategy and delivering Adient’s mid-term commitments

Adient Aerospace – executive summary Signed a joint venture agreement with Boeing to form Adient Aerospace (Adient has a majority stake in the company at 50.01%) Adient Aerospace will develop, manufacture, and sell a portfolio of seating products to airlines and aircraft leasing companies for installations on Boeing and other OEM commercial airplanes, for both production line-fit and retrofit configurations Adient Aerospace’s headquarters, technology center and initial production plant will be located in Kaiserslautern, Germany (co-located with key elements of Adient’s other Specialty Seating businesses including our aircraft seating testing facility) The joint venture’s initial customer service center will be based in the Seattle, Washington Metropolitan area Kaiserslautern Kaiserslautern Technical Center

Adient Aerospace - strategic rationale Forming Adient Aerospace is consistent with Adient’s five year marker to expand revenue beyond the automotive industry The total addressable market for commercial airline seating is approximately $4.5 billion today, and is expected to grow to approximately $6.0 billion by 2026 Commercial airplane customers desire greater reliability, on-time performance and quality in the seating category Adient’s strong set of transferable competencies will offer a unique opportunity to create value for both companies, their shareholders, and the broader commercial aircraft market We will leverage our world class capabilities and grow beyond the automotive industry with at least $1B annual revenues derived from non-automotive

Adient Aerospace - financial highlights Total investment and cash contribution of ~$100M, split proportionally between Adient and Boeing (expected to cover capital needs through 2019) Initial investment of $28M from each partner Remainder of funding contingent on specific program milestones Investment spending will be closely monitored to ensure our return and risk profiles are properly managed Adient Aerospace financial results are expected to be consolidated by Adient Expected investment (EBIT impact) in FY18 of approximately $30M Anticipated operating margins for Adient Aerospace are expected to exceed margins for our automotive seating business long-term

Meeting agenda Advancing our strategy Seat structures & mechanisms update Financial update

Seat Structures & Mechanisms (SS&M) - Adient value proposition SS&M drives strategic discussions at highest customer mgt. levels to support future needs. Ensures early involvement in pre-development activities Supports key customer complete seat system sourcing model: (Toyota, Nissan, Honda) SS&M innovations are the technology driver for seating systems (lightweight, high functionality, autonomous, safety, vehicle interface, trim/foam interface, etc.) Given the increase of functionality required for autonomous vehicles, seat structures and mechanisms will be the key enabler for future competitiveness in this segment

SS&M – Global business overview 28 Global plants 17 Europe & RSA 9 North America 2 China JV’s 8 Tech Centers 18,500 Employees FY2017 ~$2.8B Consolidated revenue (SS&M) ~$0.9B* Unconsolidated revenue (SS&M) * Includes $0.7B China and $0.2B ROW

Market Competitive Product Portfolio
Market Leader in all 6 product segments

Segment		Product	Highlights	Market share (by volume) [1]
Seat Structures		**Front Seat Structures** Synergy Structure	■ **Market Leader**: Proven market leader in lightweight steel design for 10 years (>25% reduction) ■ Modular mechanisms integration ■ Strong vertical integration leveraging core competencies	~30%
Seat Structures		**Rear Seat Structures** Profile Rear Seat Ez Package	■ **Market Leader**: Proven market leader in lightweight steel design (5-10% ahead of competition) ■ World-class core mechanisms integrated in structures ■ Modular products capable of bundling across carline platforms	~20%
Mechanisms		**Tracks** Track 3000	■ **Market Leader:** Superior Feel and Efforts, Mass (15% advantage), Modularity ■ Portfolio gap closure (inner release, compact power) ■ Complexity reduction through standardized product kit and global standard manufacturing processes	~28%
Mechanisms		**Recliners** Taumel/Lever 3000	■ **Market Leader:** Superior Functionality, 3 Sigma Strength and Strength/Mass ■ Fineblanking Complex Component and Heat Treatment – only supplier in industry	~34%
Mechanisms		**Height Adjusters** Height Adjuster 3000	■ **Market Leader:** Superior Functionality, Positive Locking (anti-regression), Optimized Package ■ Strong vertical integration leveraging core competencies and LCC footprint	~18%
Mechanisms		**Latches** Lock 3000	■ **Market Leader:** Superior Functionality, Mass and Package (> 30% advantage) ■ Complex Rear Seat Key enabler ■ Strong vertical integration levering core competencies and LCC footprint	~14%

1 – market share based on estimated market size and management estimates

13
2018 Deutsche Bank Global Auto Industry Conference
Adient – Improving the experience of a world in motion

SS&M improvement plan SS&M turnaround strategy is based on a combination of the following: Launching next generation mechanisms – Development and related capital and launch is a huge drag on earnings short term, but these programs will drive profitability through 2025 and beyond Replacing uncompetitive / unprofitable programs with profitable ones Focusing on areas / programs that drive value while de-emphasizing others Profitability more important than growth Pruning and / or repricing unprofitable programs Restructuring uncompetitive plants

SS&M current state Commodity prices / availability Launch inefficiencies Launch complexity Demand outpacing supply (resulting in outsourcing / additional tooling) Automated equipment supplier capacity and lead times Steel supply constraints driving increased changeovers and premium freight cost Uncompetitive plants Unprofitable programs Identified headwinds are deep and more severe vs previous guidance

Commodity impact Steel prices continue to escalate beyond original expectations Steel prices have continued to escalate vs our expectations resulting in approximately $35M in additional expense expected for the year Potential of further escalation in 2018 could result in additional risk European capacity shortages on specialty steel forcing the need to contract with offshore suppliers, resulting in unanticipated increased costs and operational inefficiencies

Launch inefficiencies driven by plant challenges - Example 1 Ramos SS&M Plant Key Drivers What happened? What did this force us to do? How are we mitigating? Ramos press-room capacity planning, legacy tooling issues, and new tooling transfer system machine utilization issues Premium freight to ensure customer deliveries Deployment of additional workforce and cost for shift premium for weekends Material cost premium caused by outsourced tools to reduce press-room complexity Eliminate excessive tool changeovers Increase strokes per minute on large tonnage presses to bring back in outsourced tools Increase automation on Shuler press Recruitment of high caliber press-shop manager Launch overload caused by complex programs Deployment of task force to support launch activities and relieve plant team Investigate local suppliers for IBK margin enhancement Workforce stabilization and retention Find commercial solution with customers Recent performance at plant has resulted in significant losses in late Q4 / early Q1

Launch inefficiencies driven by plant challenges - Example 2 Clanton SS&M Plant Key Drivers What happened? What did this force us to do? How are we mitigating? Equipment capability and performance Cost of poor quality and containment Downtime of assembly lines Costs to retro-fit defective products Equipment supplier experts on-site External quality support Expand to a 3 shift pattern Failure to meet vehicle launch volume for a key NA customer Premium freight to ensure customer deliveries Deployment of additional workforce and cost for shift premium for weekends Compensate customer line-stoppages Task force deployed from all over Adient to stabilize the production Installed fire-walls within Adient and at customer locations Personnel changes within plant operational team Recent performance at plant has resulted in significant q-o-q EBIT degradation

Tracks Track 3000 Recliners Taumel/Lever 3000 Height Adjusters Height Adjuster 3000 Latches Lock 3000 Mechanisms Market Share 34% 18% Product group ROS evolution Standardization & replacing uncompetitive products in process Growing volume share of 3000 product family expected to lead to significant margin improvement 28% 14% % Next Generation Share vs Legacy (by product line) Legacy Product Share Next Gen Product Share FY17 FY22 25% 94% 23% 94% 6% 74% 0% 9%

China unconsolidated SS&M performance SS&M operations in China are extremely profitable with strong growth. The results demonstrate the post-turnaround potential for the consolidated business Year Revenue Equity income 1 2014 $352M $11M 2015 $584M $22M 2016 $662M $29M 2017 $743M $36M FY14A-FY17 CAGR 28.3% 47.2% 2020 (Estimate) ~$1,100M ~$80M 2022 (Estimate) ~$1,275M ~$105M 1 Equity income as reported (EBIT margins in high teens)

SS&M summary Seat Structures & Mechanisms are highly engineered and provide a competitive advantage to Adient Additional recovery plans to help mitigate headwinds under review Despite severe headwinds in early FY18, we still believe this business will be profitable after the turnaround is complete and anticipate positive momentum will progress through the year

Meeting agenda Advancing our strategy Seat structures & mechanisms update Financial update

Expected impact of U.S. tax legislation Impact of U.S. tax reform appears to be positive in the short-term (FY18); certain structural changes needed to offset negative influences beginning in FY19 Estimated one-time tax charge to re-measure deferred tax assets will be provided for in Q1 and finalized during the next year Positive influences Rate reduction to 21% Benefit of phase in of reduced rate in FY18 One time repatriation tax is immaterial, no cash outflow Opportunities for structural changes going forward Negative influences Full phase in expected in FY19 will be slightly detrimental without structural changes Limitations on interest deductibility Base Erosion and Anti-Avoidance Minimum Tax on payments to foreign affiliates

Early read: Q1 fiscal 2018 (excludes impact of aircraft seating business) Positive contribution from unconsolidated seating remains strong Headwinds associated with SS&M more severe vs. original expectations, primarily related to: Launch inefficiencies Commodity prices Availability of certain steels Negative y-o-y Adj. EBIT performance combined with the seasonal operating pattern of ADNT’s cash flow will result in a first quarter free cash outflow of approximately $250M - $300M Primary contributor to expected Q1 operating results being down by an estimated $120M The intensified challenges impacting Q1 (primarily SS&M) are being studied to determine the impact on ADNT’s FY18 outlook and mid-term plan

Communication timeline Headwinds & Challenges in SS&M Developed Launch inefficiencies Commodity pricing & availability Q1 Earnings Update FY18 outlook Q2 Earnings Mid-term plan update Headwinds & Challenges in SS&M Intensified Isolating / identifying problems Implementing mitigating actions (incl. personnel changes / oversight) Investor Meetings Initial communication of deepening challenge ADNT’s management team is taking appropriate actions to help mitigate the near-term headwinds SS&M “deep dive” with investors Q4 FY17 Jan 29th February March Late April Mid Jan Q1 FY18 Summer / Fall 2018

Questions

Appendix

Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share, Adjusted Free cash flow, Net debt, Net leverage, Adjusted SG&A, as well as other measures presented on an adjusted basis are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share and Adjusted Free cash flow are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods. Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. Adjusted free cash flow is defined as cash from operating activities plus payments from our former parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period. These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry Net debt is calculated as gross debt less cash and cash equivalents. Net leverage is calculated as net debt divided by last twelve months (LTM) pro-forma adjusted-EBITDA. Non-GAAP financial measurements

Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from Johnson Controls International. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. First quarter 2017 primarily consists of $12M of initial funding of the Adient foundation. Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlement from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third, and fourth quarters of 2016, respectively. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. Reflects net mark-to-market adjustments on pension and postretirement plans. Stock based compensation excludes $2 million, $5 million, $3 million, and $6 million of expense in the first, second, third and fourth quarters of 2017, respectively, which is included in Becoming Adient costs discussed above. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. 9. Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating this JV in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. Non-GAAP reconciliations EBIT, Pro-forma Adjusted EBIT, Pro-forma Adjusted EBITDA

1. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. 2. Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating this JV in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. Non-GAAP reconciliations Adjusted Equity Income

Prior Period Results Q1-2016